CUSIP No. 81424D109                                          Page 26 of 32 Pages


                                                                       EXHIBIT 3

                                 John Wm. Palmer
                                 PL Capital, LLC
                                2015 Spring Road
                                    Suite 290
                               Oak Brook, IL 60523
                             ----------------------

                                  May 19, 2000


Mr. John P. Hyland
President and CEO
Security Financial Bancorp, Inc.
9321 Wicker Avenue
St. John, IN 46373

     Re:  Demand For Stock Ledger, Stockholder List and Books and Records

Dear Mr. Hyland:

          Pursuant to the applicable provisions of Delaware law, the undersigned hereby demands an opportunity to inspect during normal business hours the stock ledger, current list of the stockholders (in alphabetical order, setting forth the name and address of each stockholder and the number of shares registered in the name of each such stockholder, as of the most recent date available), and books and records of Security Financial Bancorp, Inc. ("Security Financial"), and an opportunity to make copies of or extracts from such documents. I hereby certify to Security Financial that I am the owner of 100 shares of common stock of Security Financial, as evidenced by the attached affidavit and trade confirmation.

          In connection with the foregoing demand, I further demand the opportunity to inspect and copy the following, updated as of the date of this letter, all of which should be in the possession of Security Financial or one of its agents:

1. All daily stock transfer sheets showing changes in the stockholder list referred to in the preceding paragraph which are in or come into the possession of Security Financial or the transfer agent(s) for the common stock of Security Financial beginning the day following the date of such list.

2. All information in Security Financial's possession and/or subject to its direction or control and/or which can be obtained from nominees of any central depository system relating to the breakdown of all brokerage and financial institutions holding shares for their customers in street name and a breakdown of holdings which appear on the

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CUSIP No. 81424D109                                          Page 27 of 32 Pages


     corporate stock ledger under the names of any central depository system (e.g., Cede & Co.).

3. A list of the names, addresses and securities positions of non-objecting beneficial owners and acquiescing beneficial owners obtained by Security Financial from brokers and dealers pursuant to the applicable rules promulgated under the Securities Exchange Act of 1934, as amended. If such list is not available as of a recent date, such list should be requested.

4. A list of the names and addresses of employee participants in any stock ownership plan of Security Financial as of the date of the stockholder list.

5.   The Pershing/DLJ omnibus proxy list.

6.   The Philadep omnibus proxy list.

7. Any other omnibus proxies produced by ADP for client banks or brokers, listing among other things any respondent positions.

8. Any omnibus proxy produced by Bank of New York, or any other bank or broker, listing among other things any respondent positions.

9. Any record date information provided by ADP relative to shares held for their clients, and the number of holders at each of their client firms holding shares of Security Financial.

10. All minutes or other records of any meeting or any action or discussion at any meeting of the Board of Directors or a committee of the Board of Directors relating in any way to the election of directors at the 2000 Annual Meeting of Stockholders (including, without limitation, any recommendations or communications to or from stockholders regarding director nominations or election of directors).

11. Financial records of Security Financial and all its subsidiaries, including the most recent month end general ledger and consolidating financial statement schedules.

12. All documents constituting, referring to or relating to any amendments to the Bylaws or Articles of Incorporation of Security Financial proposed or approved within the past two years.

          I further demand that modifications of, additions to or deletions from, any and all information referenced above subsequent to the date of the stockholder list referred to above be furnished to me as and when the same becomes available to Security Financial or its agents or representatives. In the event any or all of the information encompassed by this demand is available in the form of computer tape or other medium suitable for use by computer or word processor, I demand inspection and copying of such computer tape or other medium as well as

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CUSIP No. 81424D109                                          Page 28 of 32 Pages


any program, software, manual or other instructions necessary for the practical use of such information.

          Foley & Lardner, which is acting as my counsel, or my designated agent, is authorized to make the above-referenced inspection and receive copies on my behalf pursuant to the Power of Attorney attached hereto.

          I will bear the reasonable costs incurred by Security Financial (including those of its transfer agent(s)) in connection with the production of the information with regard to which demand is made herein.

          The purposes for requesting such inspection and copying are to communicate with stockholders regarding the opportunities for Security Financial to maximize stockholder value and to facilitate a possible solicitation of proxies in connection with the 2000 Annual Meeting of Stockholders.

          Under applicable Delaware law, Security Financial is required to respond to this request within five (5) business days after receiving this letter. Please advise my counsel, Phillip M. Goldberg of Foley & Lardner, One IBM Plaza, 330 N. Wabash Avenue, Chicago, Illinois 60611-3608 (telephone number:
312-755-1900) as to when the items sought will be made available, and in what form.

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CUSIP No. 81424D109                                          Page 29 of 32 Pages



                                         Very truly yours,

                                         /s/ John Palmer

                                         John Palmer

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CUSIP No. 81424D109                                          Page 30 of 32 Pages


STATE OF ILLINOIS     )
COUNTY OF             )   ss:
                      )


          John Palmer, having been first duly sworn according to law, did depose, swear and say that he is authorized to execute the foregoing Demand for Stock Ledger, Stockholder List and Books and Records and to make the demands, designations, authorizations and representations contained therein, and that the matters contained in the foregoing Demand for Stock Ledger, Stockholder List and Books and Records are true and correct.


/s/ John Palmer
John Palmer



Sworn to and subscribed before me by John Palmer this 19th day of May, 2000.

/s/ Patricia Crabtree
Notary Public

My Commission Expires:  7/26/01


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CUSIP No. 81424D109                                          Page 31 of 32 Pages


                                POWER OF ATTORNEY
                                -----------------



STATE OF ILLINOIS     )
COUNTY OF COOK        )    ss:
                      )



          I, John Palmer, do hereby make, constitute and appoint the law firm of Foley & Lardner, or any of its designated agents, to act on my behalf, to inspect and receive copies of the stockholder records of Security Financial Bancorp, Inc. requested in the accompanying demand.



                                         By: /s/ John Palmer
                                             John Palmer



Sworn to and subscribed before me
this 19th day of May, 2000.


/s/ Patricia Crabtree
Notary Public

My Commission Expires:  7/26/01

CUSIP No. 81424D109                                          Page 32 of 32 Pages



                       AFFIDAVIT REGARDING STOCK OWNERSHIP


STATE OF ILLINOIS     )
COUNTY OF COOK        )     ss:
                      )


          John Palmer, having been first duly sworn according to law, did depose, swear and say that he is the beneficial owner of 100 shares of the common stock, $.01 par value per share, of Security Financial Bancorp, Inc., as shown on the attached trade confirmation.


/s/ John Palmer
John Palmer


Sworn to and subscribed before me by John Palmer this 19th day of May, 2000.

/s/ Patricia Crabtree
Notary Public

My Commission Expires:  7/26/01